EXHIBIT 23.1

Consent of BDO Seidman, LLP

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

MULTIMEDIA GAMES, INC.

AUSTIN, TEXAS

We hereby consent to the incorporation by reference in the Registration Statements of Multimedia Games, Inc., on Form S-8 (File No. 333-23123, File No. 333-51072, File No. 333-100611 and File No. 333-100612) and Form S-3 (File No. 333-30721 and File No. 333-64128) of our report dated November 7, 2003, relating to the consolidated financial statements and schedule of Multimedia Games, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended September 30, 2003.

BDO Seidman, LLP

Houston, Texas

December 29, 2003